Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

Board of Directors
ASB Bancorp, Inc. and Subsidiary

We consent to the incorporation by reference in registration statements No. 333-177442 and No. 333-181924 on Form S-8 of ASB Bancorp, Inc. (the “Company”) of our reports dated March 14, 2016, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting, which appear in the Company’s 2015 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia
March 14, 2016